Exhibit 15(a)
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                            OF THE RODNEY SQUARE FUND
                  WITH RESPECT TO THE U.S. GOVERNMENT PORTFOLIO

     WHEREAS, The Rodney Square Fund (the "Fund") operates as an open-end investment company registered under the Investment Company Act of 1940 (the "Act");

     WHEREAS, the Fund's shares of beneficial interest, are divided into separate series ("portfolios");

     WHEREAS, at the present time, the Fund has two portfolios, the Money Market Portfolio and the U.S. Government Portfolio;

     WHEREAS, the Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the Act with respect to the U.S. Government Portfolio ("Portfolio");

     WHEREAS, the Fund has entered into a Distribution Agreement pursuant to which the Fund has employed a distributor of the securities of the Fund (the "Distributor") during the continuous offering of shares of its portfolios;

     NOW THEREFORE, the Fund hereby adopts this Plan of Distribution (the "Plan") on behalf of the Portfolio in accordance with Rule 12b-1 under the Act.

     1. The Fund shall pay the Distributor, as reimbursement for the expenses incurred with respect to the Portfolio by the Distributor pursuant to the Distribution Agreement ("Distribution Expenses"), promptly after the last day of each month a fee not greater than the Distribution Expenses incurred by the Distributor during that month and any prior month of the same fiscal year to the extent that Distribution Expenses in such prior month had not previously been paid to the Distributor because of the "provided" clause of this paragraph; provided that payment shall be made for any month only to the extent that such payment shall not exceed: (i) on an annualized basis, 0.20% of the Fund's average annual net assets; and (ii) limitations set from time to time by the Board of Trustees.

     2. For purposes hereof, "Distribution Expenses" shall mean all expenses which the Distributor bears with respect to the Portfolio under the Distribution Agreement and consists of the amounts paid and expenses incurred by the Distributor for distribution activities encompassed by Rule 12b-1, such as public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses, and distribution and shareholder servicing activities of broker/dealers and other financial institutions. Such expenses may include fairly allocable internal expenses of the Distributor and payments to third parties.

     3. Nothing in this Plan shall operate or be construed to limit the extent to which the Fund's manager (the "Manager") or any other person, other than the Fund, may incur costs and bear expenses associated with the distribution of securities of which the Portfolio is the issuer.




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     4.  It  is contemplated by the Plan that the Manager may from time to  time make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of shares issued by the Portfolio within the context of Rule 12b-1 under the Act, such payments shall be authorized by this Plan.

     5. (a) This Plan shall not take effect until it has been approved by votes of the majority of both (i) the Board of Trustees of the Fund and (ii) the Trustees who are not interested persons of the Fund within the meaning of
Section 2(a)(19) of the Act and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan.

         (b) Any limitations set by the Board of Trustees on the amount of Distribution Expenses that are reimbursable shall be approved by vote of the majority of both the Board of Trustees of the Fund and the Independent Trustees.

     6. This Plan shall remain in effect for one year from the date of its effectiveness and may continue in effect thereafter if it is approved at least annually by a vote of the Board of Trustees of the Fund, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

     7. This Plan may be terminated at any time by a majority vote of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. Upon such termination or upon termination of the Distribution Agreement, any Distribution Expenses incurred by the Distributor to the date of termination shall be presented to the Fund for payment subject to the expense limitation in paragraph (1) hereof. Any Distribution Expenses incurred by the Distributor prior to the effective date of termination shall be paid by the Fund in accordance with the Plan except that any expenses not properly payable by the Fund by fiscal year-end shall expire at fiscal year-end. The Fund shall have no obligation to make any other payment to the Distributor under this Plan or the Distribution Agreement.

     8. The Distributor shall provide, on at least a quarterly basis, a written report to the Fund's Board of Trustees of the Distribution Expenses incurred by the Distributor, the amounts paid on behalf of the Portfolio by the Fund during the most recently completed quarter pursuant to this Plan or any related agreements and the purposes for which such expenditures were made.

     9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Fund within the meaning of
Section 2(a)(19) of the Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Fund.

     10. All material amendments to this Plan must be approved by a majority vote of the Board of Trustees of the Fund and of the Independent Trustees, cast in person at a meeting called for the purpose of voting thereon. In addition, this Plan may not be amended to increase materially the amounts authorized to be spent in paragraphs (1) and (7) hereof without approval of a majority of the outstanding shares of the Portfolio.

Dated: January 1, 1993

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                                                                  Exhibit 15(b)
                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                            OF THE RODNEY SQUARE FUND
                   WITH RESPECT TO THE MONEY MARKET PORTFOLIO

     WHEREAS, The Rodney Square Fund (the "Fund") operates as an open-end investment company registered under the Investment Company Act of 1940 (the "Act");

     WHEREAS, the Fund's shares of beneficial interest, are divided into separate series ("portfolios");

     WHEREAS, at the present time, the Fund has two portfolios, the Money Market Portfolio and the U.S. Government Portfolio;

     WHEREAS, the Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the Act with respect to the Money Market Portfolio ("Portfolio");

     WHEREAS, the Fund has entered into a Distribution Agreement pursuant to which the Fund has employed a distributor of the securities of the Fund (the "Distributor") during the continuous offering of shares of its portfolios;

     NOW THEREFORE, the Fund hereby adopts this Plan of Distribution (the "Plan") on behalf of the Portfolio in accordance with Rule 12b-1 under the Act.

     1. The Fund shall pay the Distributor, as reimbursement for the expenses incurred with respect to the Portfolio by the Distributor pursuant to the Distribution Agreement ("Distribution Expenses"), promptly after the last day of each month a fee not greater than the Distribution Expenses incurred by the Distributor during that month and any prior month of the same fiscal year to the extent that Distribution Expenses in such prior month had not previously been paid to the Distributor because of the "provided" clause of this paragraph; provided that payment shall be made for any month only to the extent that such payment shall not exceed: (i) on an annualized basis, 0.20% of the Fund's average annual net assets; and (ii) limitations set from time to time by the Board of Trustees.

     2. For purposes hereof, "Distribution Expenses" shall mean all expenses which the Distributor bears with respect to the Portfolio under the Distribution Agreement and consists of the amounts paid and expenses incurred by the Distributor for distribution activities encompassed by Rule 12b-1, such as public relations services, telephone services, sales presentations, media charges, preparation, printing and mailing of advertising and sales literature, data processing necessary to support a distribution effort, printing and mailing prospectuses, and distribution and shareholder servicing activities of broker/dealers and other financial institutions. Such expenses may include fairly allocable internal expenses of the Distributor and payments to third parties.

     3. Nothing in this Plan shall operate or be construed to limit the extent to which the Fund's manager (the "Manager") or any other person, other than the Fund, may incur costs and bear expenses associated with the distribution of securities of which the Portfolio is the issuer.



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     4. It is contemplated by the Plan that the Manager may from  time  to  time make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of shares issued by the Portfolio within the context of Rule 12b-1 under the Act, such payments shall be authorized by this Plan.

     5. (a) This Plan shall not take effect until it has been approved by votes of the majority of both (i) the Board of Trustees of the Fund and (ii) the Trustees who are not interested persons of the Fund within the meaning of
Section 2(a)(19) of the Act and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan.

        (b) Any limitations set by the Board of Trustees on the amount of Distribution Expenses that are reimbursable shall be approved by vote of the majority of both the Board of Trustees of the Fund and the Independent Trustees.

     6. This Plan shall remain in effect for one year from the date of its effectiveness and may continue in effect thereafter if it is approved at least annually by a vote of the Board of Trustees of the Fund, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

     7. This Plan may be terminated at any time by a majority vote of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. Upon such termination or upon termination of the Distribution Agreement, any Distribution Expenses incurred by the Distributor to the date of termination shall be presented to the Fund for payment subject to the expense limitation in paragraph (1) hereof. Any Distribution Expenses incurred by the Distributor prior to the effective date of termination shall be paid by the Fund in accordance with the Plan except that any expenses not properly payable by the Fund by fiscal year-end shall expire at fiscal year-end. The Fund shall have no obligation to make any other payment to the Distributor under this Plan or the Distribution Agreement.

     8. The Distributor shall provide, on at least a quarterly basis, a written report to the Fund's Board of Trustees of the Distribution Expenses incurred by the Distributor, the amounts paid on behalf of the Portfolio by the Fund during the most recently completed quarter pursuant to this Plan or any related agreements and the purposes for which such expenditures were made.

     9. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Fund within the meaning of
Section 2(a)(19) of the Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Fund.

     10. All material amendments to this Plan must be approved by a majority vote of the Board of Trustees of the Fund and of the Independent Trustees, cast in person at a meeting called for the purpose of voting thereon. In addition, this Plan may not be amended to increase materially the amounts authorized to be spent in paragraphs (1) and (7) hereof without approval of a majority of the outstanding shares of the Portfolio.

Dated: January 1, 1993

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